UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)
1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202 (Address of principal executive offices)

Registrant's telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2007, the Board of the General Partner of MarkWest Energy Partners, L.P. (the “Partnership”) approved the Partnership to submit an application to the New York Stock Exchange (NYSE) to transfer the listing of the Partnership’s common units from the American Stock Exchange to the NYSE. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K. On April 23, 2007, Partnership filed an application to transfer the listing of its common units to the New York Stock Exchange (NYSE) from the American Stock Exchange (AMEX) where the units are currently listed. In addition, the Partnership provided notice to the AMEX that it will suspend listing and registration on the AMEX following the initiation of trading on the NYSE. Pending approval of the application, the Partnership anticipates its common units will begin trading on the NYSE in early May 2007. Until that time, the common units of the Partnership will continue to trade on the AMEX. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 8.01. Other Events.

The Board of the General Partner of the Partnership has declared the Partnership’s quarterly cash distribution of $0.51 per unit for the first quarter of 2007. This is an increase of $0.01 per unit over the fourth quarter 2006 split-adjusted distribution. The indicated annual rate is $2.04 per unit. The first quarter distribution is payable May 15, 2007, to unitholders of record on May 9, 2007. The ex-dividend date is May 7, 2007. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.
Exhibit No.	Description of Exhibit
99.1	Press Release dated April 19, 2007 announcing first quarter 2007 cash distribution and the Partnership’s intent to transfer to the NYSE.
99.2	Press Release dated April 23, 2007 announcing Partnership files application to transfer to the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: April 23, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer